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                                                                    EXHIBIT 21.1

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
KLA-Tencor Subsidiaries
                                                                       State or Other Jurisdiction of
Name                                                                            Incorporation

DOMESTIC SUBSIDIARIES
   International Sales & Business, Inc.                                           California
   KLA-Tencor Building Corporation                                                California
   KLA-Tencor DISC Corporation                                                    California
   KLA-Tencor International Corporation                                           California
   KLA-Tencor Klinnik Corporation                                                 California
   KLA-Tencor  Technologies Corporation                                           California
   KLA-Tencor (Thailand Branch) Corporation                                       California
   VLSI Standards, Inc.                                                           California
   Finle Technologies, Inc.                                                          Texas

INTERNATIONAL SUBSIDIARIES
   KLA-Tencor (Cayman) Limited I                                                Cayman Islands
   KLA-Tencor (Cayman) Limited II                                               Cayman Islands
   KLA-Tencor (Cayman) Limited III                                              Cayman Islands
   KLA-Tencor (Cayman) Limited IV                                               Cayman Islands
   KLA-Tencor (Israel) Corporation                                                  Israel
   KLA-Tencor Holding Corporation 1987 Limited                                      Israel
   KLA-Tencor Corporation 1992 Limited                                              Israel
   KLA-Tencor Italy S.R.L.                                                           Italy
   KLA-Tencor Japan, Ltd.                                                            Japan
   Phase Metrics Japan Co., Inc.                                                     Japan
   KLA-Tencor Foreign Sales Corporation                                            Barbados
   KLA-Tencor GmbH                                                                  Germany
   KLA-Tencor France SARL                                                           France
   KLA-Tencor Korea, Inc.                                                            Korea
   Phase Metrics Korea Co., Ltd.                                                     Korea
   KLA-Tencor Limited                                                           United Kingdom
   KLA-Tencor (Malaysia) Sdn Bhd                                                   Malaysia
   Phase Metrics Malaysia, Sdn, Bhd                                                Malaysia
   KLA-Tencor (Singapore) PTE, Ltd.                                                Singapore
   Phase Metrics Pacific PTE, Ltd.                                                 Singapore
   KLA-Tencor (Service) Limited                                                 United Kingdom
   VLSI Standards, KK                                                                Japan
   KLA-Tencor International Trading (Shanghai) Co. Ltd.                              China
   KLA-Tencor Microelectronics Equipment (Tianjin) Co., LTD                          China
   KLA Instruments Switzerland, S.A.                                              Switzerland
   Nanopro GmbH                                                                     Germany
   Yield Analysis Software Technologies, Ins.                                       Taiwan
   Lee Ta Technologies (BVI), Inc.                                          British Virgin Islands
   Phase Metrics Thailand Co., Ltd.                                                Thailand
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